BLACKROCK Municipal Bond Fund, Inc. National Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/12/2006	LONG ISLAND POWER AUTHORITY	532,730,000	5,000,000

Morgan Stanley, Citigroup Global Markets Inc., Goldman Sachs & Co., Lehman Brothers Inc., UBS Securities LLC,

A.G. Edwards & Sons, Inc., Banc of America Securities LLC,  First Albany Capital Inc., First Southwest Company, J.P. Morgan Securities Inc.,  Loop Capital, Merrill Lynch & Co.,  Ramirez & Co. Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., Wachovia Bank, National Association

8/2/2006	COMMONWEALTH OF PUERTO RICO	835,650,000	1,820,000

Morgan Stanley, Goldman Sachs & Co., Banc of America Securities LLC, Citigroup Global Markets Inc.,  J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co.,  Popular Securities, Inc., Raymond James & Associates, Ramirez & Co. Inc., Wachovia Bank, National Association, UBS Securities LLC

4/27/2007	VA tobacco Financial Group	1,149,273,283	9,000,000

Bear, Stearns & Co. Inc.; Citigroup; Lehman Brothers; UBS Investment Bank; Banc of America Securities LLC; BB&T Capital Markets; First Albany Capital Inc.; Goldman, Sachs & Co.; Loop Capital Markets; M.R. Beal & Company; Merrill Lynch; Morgan Keegan & Company, Inc.; Wachovia Securities

BLACKROCK Municipal Bond Fund, Inc. National Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/16/2007	Metropolitan Water Dist of Southern California	400,000,000	22,255,000

Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Ramirez & Co., Inc.; Lehman Brothers; Loop Capital Markets, LLC; Merrill Lynch & Co.; Morgan Stanley & Co. Incorporated; Siebert Brandford Shank & Co., LLC; Stone & Youngberg LLC; UBS Investment Bank

6/21/2007	California State GO	2,500,000,000	18,330,000

Citigroup Global Markets Inc., Banc of America Securities LLC, E.J. De La Rosa & Co., Inc., Fidelity Capital Markets Services, Alamo Capital, ALTA CAPITAL GROUP LLC, Backstrom McCarley Berry  & Co.,LLC, Bear, Stearns & Co. Inc., Comerica Securities, Crocker Securities LLC, Goldman, Sachs & Co.,Great Pacific Securities Inc., Grigsby & Associates, Inc., J.P. Morgan Securities Inc., Henderson Capital Partners, Inc., Lehman Brothers, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, RBC Capital Markets,Ramirez & Co., Inc., Siebert Brandford Shank & Co., Stone & Youngberg LLC, UBS Securities LLC,Wedbush Morgan Securities, Wells Fargo Brokerage Services LLC.

BLACKROCK Municipal Bond Fund, Inc. National Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/21/2007	California State GO	2,500,000,000	3,600,000

Citigroup Global Markets Inc., Banc of America Securities LLC, E.J. De La Rosa & Co., Inc., Fidelity Capital Markets Services, Alamo Capital, ALTA CAPITAL GROUP LLC, Backstrom McCarley Berry  & Co.,LLC, Bear, Stearns & Co. Inc., Comerica Securities, Crocker Securities LLC, Goldman, Sachs & Co.,Great Pacific Securities Inc., Grigsby & Associates, Inc., J.P. Morgan Securities Inc., Henderson Capital Partners, Inc., Lehman Brothers, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, RBC Capital Markets,Ramirez & Co., Inc., Siebert Brandford Shank & Co., Stone & Youngberg LLC, UBS Securities LLC,Wedbush Morgan Securities, Wells Fargo Brokerage Services LLC.